UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 23, 2009

LASERCARD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-06377	77-0176309
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

1875 North Shoreline Boulevard, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 969-4428

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements with Certain Officers

(e) Compensatory Arrangements of Certain Officers.

On July 23, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of LaserCard Corporation (“LaserCard”) approved a new bonus plan, the LaserCard Executive Bonus Plan (the “Plan”), that provides bonus opportunities for selected employees of the Company, including each of the Company’s named executive officers.  Each participant in the Plan is assigned a target and a maximum bonus amount.  The overall bonus pool for the Plan will be determined based on the Company’s pre-tax income for the fiscal year as compared with a performance goal established by the Committee, with the bonus amount awarded to a participant to be determined by Committee based on the level of pre-tax income achieved by the Company and the performance of the individual participant during the bonus year. No bonuses will be paid under the Plan, however, if the target level for pre-tax income is not achieved. The foregoing summary of the Plan is qualified in its entirety by the provisions of the Plan document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Committee awarded bonus opportunities for each of the named executive officers under the Plan for LaserCard’s 2010 fiscal year. The Company performance component will be weighted 60% for each executive, and the individual performance component will be weighted 40%.  The fiscal 2010 target and maximum bonus amounts for the named executive officers are set forth in the following table:

Named Executive Officer	Target Bonus ($)	Maximum Bonus ($)

Robert DeVincenzi	198,000	660,093
Christopher Dyball	75,000	250,035
Steven Larson	70,000	233,366
Stephen Price-Francis	60,000	200,028

The maximum bonus amounts reported for each executive above are subject to a limit on the overall bonus pool under the Plan.  The maximum bonus pool available for the four named executive officers and five other individuals selected to participate in the Plan for fiscal 2010 is approximately $1.25 million.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2009, the Board of LaserCard adopted the Second Amended and Restated Bylaws (the “Amended Bylaws”) in order to amend Section 3.2 to permit the Board to fix the authorized number of directors of LaserCard by resolution.  By separate resolution, the Board also fixed the current number of directors at six. A copy of the Amended Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

No.	Exhibit

3.1	Second Amended and Restated Bylaws of LaserCard Corporation

10.1	Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LaserCard Corporation
(Registrant)

Date: July 29, 2009	By:	/s/ Steven G. Larson
Steven G. Larson
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

3.1	Second Amended and Restated Bylaws of LaserCard Corporation

10.1	Executive Bonus Plan